--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 29, 1998

                              HMH PROPERTIES, INC.
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                   33-95058                52-1822042
------------------------------ ----------------  ------------------------------
 (STATE OR OTHER JURISDICTION    (COMMISSION            (I.R.S. EMPLOYER
      OF INCORPORATION OF        FILE NUMBER)         IDENTIFICATION NO.)
         ORGANIZATION)

10400 FERNWOOD ROAD, BETHESDA, MARYLAND                                 20817
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES                              (ZIP)CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (301) 380-9000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

  HMH Properties, Inc. ("HMH Properties" or the "Company") believes that the following information is material to its investors and has included the following information herein. This information is being provided with respect to HMH Properties' public offering (the "Offering") of $1.7 billion of senior notes (the "Senior Notes"). The net proceeds from the Offering together with borrowings under a new $1,250 million credit facility to be provided by a syndicate of lenders (the "Credit Facility") will be used to purchase the Company's existing $1,550 million in senior notes (the "Existing Senior Notes") (together the "Bond Refinancing") pursuant to the Company's outstanding offers to purchase any and all such Existing Senior Notes and related consent solicitations. The Credit Facility will replace the Company's existing $500 million credit facility (the "Existing Credit Facility").

  For purposes of the condensed combined consolidated financial statements of Host Marriott Hotels, the term "Company" has the meaning set forth in note 1 thereto.

                                                                         PAGE
                                                                         ----
   Financial Statements of Host Marriott Hotels (which represents the assets and liabilities expected to be included in Host Marriott
   Corporation's contribution of certain assets and liabilities to the
   Operating Partnership (as defined herein) in conjunction with Host
   Marriott Corporation's contemplated REIT Conversion (as defined herein)) (unaudited)

      Condensed Combined Consolidated Balance Sheet as of June 19, 1998    3

      Condensed Combined Consolidated Statements of Operations for
       the Twenty-four Weeks Ended June 19, 1998 and June 20, 1997         4

      Condensed Combined Consolidated Statements of Cash Flows for
       the Twenty-four Weeks Ended June 19, 1998 and June 20, 1997         5

      Notes to Condensed Combined Consolidated Statements                  6

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HMH Properties, Inc.

                                       /s/ Donald D. Olinger
                                       ---------------------
July 31, 1998                          Donald D. Olinger
                                       Vice President and
                                       Corporate Controller

                              HOST MARRIOTT HOTELS

                 CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                 JUNE 19, 1998
                            (UNAUDITED, IN MILLIONS)

                                 ASSETS
   Property and Equipment, net........................................ $ 5,054
   Notes and Other Receivables, net (including amounts due from
    affiliates of $112 million).......................................     137
   Due from Managers..................................................      94
   Investments in Affiliates..........................................       5
   Other Assets.......................................................     362
   Short-term Marketable Securities...................................      46
   Cash and Cash Equivalents..........................................     496
                                                                       -------
                                                                        $6,194
                                                                       =======
                         LIABILITIES AND EQUITY
   Debt
     Senior Notes..................................................... $ 1,585
     Mortgage Debt....................................................   1,890
     Other............................................................      95
                                                                       -------
                                                                         3,570
   Accounts Payable and Accrued Expenses..............................      77
   Deferred Income Taxes..............................................     464
   Other Liabilities..................................................     517
                                                                       -------
       Total Liabilities..............................................   4,628
                                                                       -------
   Obligation to Host Marriott Corporation Related to Mandatorily
    Redeemable Convertible Preferred Securities of a Subsidiary Trust
    of Host Marriott Corporation Substantially All of Whose Assets are
    the Convertible Subordinated Debentures Due 2026 ("Convertible
    Preferred Securities")............................................     550
   Equity
     Investments and Advances from Host Marriott Corporation..........   1,016
                                                                       -------
                                                                        $6,194
                                                                       =======


       See Notes to Condensed Combined Consolidated Financial Statements.

                              HOST MARRIOTT HOTELS

            CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS TWENTY-FOUR WEEKS ENDED JUNE 19, 1998 AND JUNE 20, 1997
                             (UNAUDITED, IN MILLIONS)

                                                                  1998   1997
                                                                  -----  -----
REVENUES
  Hotels......................................................... $ 652  $ 512
  Net gains on property transactions.............................    52      2
  Equity in earnings (losses) of affiliates......................    (1)     3
  Other..........................................................     5      5
                                                                  -----  -----
    Total revenues...............................................   708    522
                                                                  -----  -----
OPERATING COSTS AND EXPENSES
  Hotels (including Marriott International management fees of
   $102 million and $78 million, respectively)...................   343    291
  Other..........................................................    10     16
                                                                  -----  -----
    Total operating costs and expenses...........................   353    307
                                                                  -----  -----
OPERATING PROFIT BEFORE MINORITY INTEREST, CORPORATE EXPENSES,
 REIT CONVERSION EXPENSES AND INTEREST...........................   355    215
Minority interest................................................   (30)   (24)
Corporate expenses...............................................   (20)   (18)
REIT Conversion expenses.........................................    (6)   --
Interest expense.................................................  (151)  (122)
Dividends on Convertible Preferred Securities....................   (17)   (17)
Interest income..................................................    26     22
                                                                  -----  -----
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM................   157     56
Provision for income taxes.......................................   (64)   (24)
                                                                  -----  -----
INCOME BEFORE EXTRAORDINARY ITEM.................................    93     32
Extraordinary item--Gain on extinguishment of debt (net of
 income taxes of $3 million in 1997).............................    --      5
                                                                  -----  -----
NET INCOME....................................................... $  93  $  37
                                                                  =====  =====


       See Notes to Condensed Combined Consolidated Financial Statements.

                              HOST MARRIOTT HOTELS

            CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS TWENTY-FOUR WEEKS ENDED JUNE 19, 1998 AND JUNE 20, 1997
                            (UNAUDITED, IN MILLIONS)


                                                                  1998   1997
                                                                  -----  -----
OPERATING ACTIVITIES
Income from continuing operations................................ $  93  $  32
Adjustments to reconcile to cash from operations:
  Depreciation and amortization..................................   114    102
  Income taxes...................................................    45    --
  Gains on sales of hotel properties.............................   (51)   --
Equity in (earnings) losses of affiliates........................     1     (3)
Changes in operating accounts....................................   (23)    24
Other............................................................    27     38
                                                                  -----  -----
    Cash from operations.........................................   206    193
                                                                  -----  -----
INVESTING ACTIVITIES
Proceeds from sales of assets....................................   209      6
Acquisitions.....................................................  (358)  (156)
Capital expenditures:
  Renewals and replacements......................................   (77)   (60)
  New development projects.......................................   (18)   --
  New investment capital expenditures............................   (14)   (18)
Purchases of short-term marketable securities....................   (97)   --
Sales of short-term marketable securities........................   405    --
Notes receivable collections.....................................     4      4
Affiliate collections, net.......................................   (78)    10
Other............................................................   (25)    14
                                                                  -----  -----
    Cash used in investing activities............................   (49)  (200)
                                                                  -----  -----
FINANCING ACTIVITIES
Cash transferred to Host Marriott................................   (62)   --
Issuances of debt................................................     5     84
Issuances of common stock by Host Marriott.......................     1      3
Scheduled principal repayments...................................   (18)   (44)
Debt prepayments.................................................   (49)  (236)
Other............................................................   (32)     5
                                                                  -----  -----
    Cash used in financing activities............................  (155)  (188)
                                                                  -----  -----
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................. $   2  $(195)
                                                                  =====  =====
Non-cash financing activities:
  Assumption of mortgage debt for the acquisition of, or purchase of
   controlling interests in, certain hotel properties............ $ 164  $ 258
                                                                  =====  =====

       See Notes to Condensed Combined Consolidated Financial Statements.

                             HOST MARRIOTT HOTELS

         NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. On April 16, 1998, the Board of Directors of Host Marriott Corporation ("Host Marriott") approved a plan to reorganize Host Marriott's current business operations by the spin-off of Host Marriott's senior living business ("SLC") and the contribution of Host Marriott's hotels and certain other assets and liabilities to a newly formed Delaware limited partnership, Host Marriott, L.P. (the "Operating Partnership") whose sole general partner will be Host Marriott Trust, a newly formed Maryland Real Estate Investment Trust ("REIT") that will merge with Host Marriott Corporation, a Delaware corporation. Host Marriott's contribution of its hotels and certain assets and liabilities to the Operating Partnership (the "Contribution") in exchange for units of limited partnership interests in the Operating Partnership will be accounted for at Host Marriott's historical basis.

   The accompanying condensed combined consolidated financial statements include the accounts of the Host Marriott hotels and the assets and liabilities expected to be included in the Contribution by Host Marriott to the Operating Partnership upon its planned conversion to a REIT (the "REIT Conversion") and is the predecessor to the Operating Partnership. In these condensed combined consolidated financial statements, the predecessor to the Operating Partnership is referred to as "Host Marriott Hotels" or the "Company." The condensed combined consolidated financial statements exclude the assets, liabilities, equity, operations and cash flows related to Host Marriott's portfolio of 31 senior living communities. After the REIT Conversion, SLC will own these assets and lease the existing hotels from the Company.

   In June 1998, as part of the REIT Conversion, Host Marriott filed a preliminary Prospectus/Consent Solicitation with the Securities and Exchange Commission. This Prospectus/Consent Solicitation Statement describes a proposal whereby the Operating Partnership will acquire by merger (the "Mergers") eight public limited partnerships (the "Partnerships") that own or control 24 full-service hotels in which Host Marriott or its subsidiaries are general partners. As more fully described in the Prospectus/Consent Solicitation Statement, limited partners of those Partnerships that participate in the Mergers will receive either OP Units or, at their election, unsecured notes due December 15, 2005 issued by the Operating Partnership ("Notes"), in exchange for their partnership interests in such Partnerships.

   However, the consummation of the REIT Conversion is subject to significant contingencies that are outside the control of Host Marriott, including final Board of Directors approval, consents of shareholders, partners, bondholders, lenders and ground lessors of Host Marriott, its affiliates and other third parties. Accordingly, there can be no assurance that the REIT Conversion will be completed.

   On April 20, 1998, Host Marriott and certain of its subsidiaries filed a shelf registration on Form S-3 (the "Shelf Registration") with the Securities and Exchange Commission for $2.5 billion in securities, which may include debt, equity or a combination thereof. Host Marriott anticipates that any net proceeds from the sale of offered securities will be used for refinancing of Host Marriott's indebtedness, including the Existing Senior Notes (as defined below), the potential refinancing of portions of Host Marriott's approximately $2 billion of mortgage debt, potential future acquisitions and general corporate purposes.

   In June 1998, HMH Properties, Inc., ("HMH Properties") an indirect wholly-owned subsidiary of Host Marriott, commenced offers to purchase any and all of HMH Properties' (i) $600 million in 9 1/2% senior notes due 2005, (ii) $350 million in 9% senior notes due 2007 and (iii) $600 million in 8 7/8% senior notes due 2007 (collectively, the "Existing Senior Notes"). Concurrently with each offer to purchase, HMH Properties is soliciting consents from registered holders of the Existing Senior Notes to certain amendments to eliminate or modify substantially all of the restrictive covenants and certain other provisions contained in the indentures pursuant to which the Existing Senior Notes were issued.

   As of July 14, 1998, HMH Properties had received valid tenders and executed consents to substantially all of its Existing Senior Notes. HMH Properties' obligation to purchase the Existing Senior Notes remains

                             HOST MARRIOTT HOTELS
   subject to satisfaction or waiver of certain conditions, including consummation of the $1.4 billion offering of New Senior Notes (as defined below) and obtaining the new credit facility discussed below. The tender offer expires on August 4, 1998, unless extended.

   On July 17, 1998, HMH Properties filed a supplement to the Shelf Registration for an offering (the "Offering") of $1.4 billion of senior notes (the "New Senior Notes"). The New Senior Notes are expected to be issued in two series, $400 million due on 2005 and $1 billion due in 2008. The New Senior Notes will be guaranteed by Host Marriott and certain of its subsidiaries until such time as the REIT conversion takes place.

   Host Marriott is negotiating with a number of financial institutions with respect to a $1.25 billion credit facility (the "Credit Facility") to be provided to HMH Properties by a syndicate of lenders. The Credit Facility will replace the Company's existing $500 million credit facility (the "Existing Credit Facility"). The net proceeds from the Offering and borrowings under the Credit Facility will be used by Host Marriott to purchase the Existing Senior Notes and to make bond premium and consent payments and other expenses expected to total approximately $178 million. These costs, along with the write-off of deferred financing fees of approximately $55 million related to the Existing Senior Notes and the Existing Credit Facility, will be recorded as a pre-tax extraordinary loss on the extinguishment of debt in the third quarter of 1998 if the transactions are consummated. The Credit Facility will be guaranteed by Host Marriott and certain of its subsidiaries.

   The accompanying condensed combined consolidated financial statements have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed combined consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's audited financial statements for the three fiscal years in the period ended January 2, 1998.

   In the opinion of the Company, the accompanying unaudited condensed combined consolidated financial statements reflect all adjustments necessary to present fairly the financial position of the Company as of June 19, 1998 and the results of operations and cash flows for the twenty-four weeks ended June 19, 1998 and June 20, 1997. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

                             HOST MARRIOTT HOTELS

2. In April 1998, Host Marriott reached a definitive agreement with various affiliates of The Blackstone Group and Blackstone Real Estate Partners (collectively, "Blackstone") to acquire controlling interests in 12 luxury hotels and a first mortgage interest in another hotel in the U.S. and certain other assets in a transaction valued at approximately $1.735 billion. The Company expects to pay approximately $862 million in cash and assumed debt and to issue approximately 43.7 million Operating Partnership units. Each OP Unit will be exchangeable for one share of Host Marriott common stock (or its cash equivalent). Upon completion of the acquisition, Blackstone will own approximately 18% of the outstanding shares of Host Marriott common stock on a fully converted basis. The Blackstone portfolio consists of two Ritz- Carltons, two Four Seasons, one Grand Hyatt, three Hyatt Regencies, four Swissotel properties and a mortgage note on a third Four Seasons.

   The Blackstone transaction is expected to close immediately after the REIT Conversion. At that time, Blackstone's hotels and other assets will be contributed into the Operating Partnership. The hotels will continue to be managed under the existing management contracts. Consummation of the Blackstone transaction is also subject to certain conditions, including consummation of the REIT Conversion by March 31, 1999.

3. Revenues primarily represent house profit from the Company's hotel properties, net gains (losses) on property transactions and equity in earnings (losses) of affiliates. House profit reflects the net revenues flowing to the Company as property owner and represents gross hotel operating revenues, less all gross property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are classified as operating costs and expenses.

  House profit generated by the Company's hotels for 1998 and 1997 consists of:

                                                       TWENTY-FOUR WEEKS ENDED
                                                       -----------------------
                                                        JUNE 19,     JUNE 20,
                                                          1998         1997
                                                       -----------  -----------
                                                            (IN MILLIONS)
  Sales
  Rooms...............................................       $1,020       $  831
  Food & Beverage.....................................          444          346
  Other...............................................          110           80
                                                        -----------  -----------
    Total Hotel Sales.................................        1,574        1,257
                                                        -----------  -----------
  Department Costs
  Rooms...............................................          227          187
  Food & Beverage.....................................          321          255
  Other...............................................           55           40
                                                        -----------  -----------
    Total Department Costs............................          603          482
                                                        -----------  -----------
  Department Profit...................................          971          775
  Other Deductions....................................          319          263
                                                        -----------  -----------
  House Profit........................................  $       652  $       512
                                                        ===========  ===========

4. Basic and diluted earnings per OP Unit have been calculated based on the number of Host Marriott common shares outstanding for all periods presented because it is expected that upon the REIT Conversion the Operating Partnership will issue OP Units to Host Marriott in exchange for the Contribution equal to the number of shares of outstanding Host Marriott common stock. Accordingly, the following discussion of earnings per OP Unit is on a pro forma basis as if the REIT Conversion and Contribution had occurred.

   Basic earnings per OP Unit is computed by dividing net income by the weighted average number of shares of common stock outstanding of Host Marriott. Diluted earnings per OP Unit is computed by dividing net

                             HOST MARRIOTT HOTELS
   income plus dividends by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities of Host Marriott. Diluted earnings per OP Unit was not adjusted for the impact of the Convertible Preferred Securities in 1997 as they were anti-dilutive.

  Basic and diluted earnings per OP Unit on a pro forma basis are as follows:

                                                    TWENTY-FOUR WEEKS ENDED
                                                    -----------------------
                                                     JUNE 19,      JUNE 20,
                                                       1998          1997
                                                    -----------   -----------
   Basic earnings per OP Unit:
     Income before extraordinary item.............    $       .46   $       .16
     Extraordinary item--Gain on extinguishment of
      debt (net of income taxes)..................            --            .02
                                                      -----------   -----------
       Basis earnings per OP Unit.................    $       .46   $       .18
                                                      ===========   ===========
   Diluted earnings per OP Unit:
     Income before extraordinary item.............    $       .43   $       .16
     Extraordinary item--Gain on extinguishment of
      debt (net of income taxes)..................            --            .02
                                                      -----------   -----------
       Diluted earnings per OP Unit...............    $       .43   $       .18
                                                      ===========   ===========

  A reconciliation of the number of shares utilized for the calculation of diluted earnings per OP Unit follows:

                                                        TWENTY-FOUR WEEKS ENDED
                                                        -----------------------
                                                         JUNE 19,      JUNE 20,
                                                           1998          1997
                                                        -----------   -----------
                                                             (IN MILLIONS)
   Weighted average number of common shares
    outstanding.......................................         204.0         202.6
   Assuming distribution of common shares granted
    under the comprehensive stock plan, less shares
    assumed purchased at average market price.........           4.3           5.0
   Assuming distribution of common shares upon
    redemption of Convertible Preferred Securities....          29.6           --
   Assuming distribution of common shares issuable for
    warrants, less shares assumed purchased at average
    market price......................................            .1            .3
                                                         -----------   -----------
     Shares utilized for the calculation of diluted
      earnings per OP Unit............................         238.0         207.9
                                                         ===========   ===========

5. As of June 19, 1998, the Company had minority interests in 18 affiliates that own an aggregate of 240 properties, 20 of which are full-service properties, managed primarily by Marriott International, Inc. The Company's equity in earnings (losses) of affiliates was a $1 million loss and $3 million for the twenty-four weeks ended June 19, 1998 and June 20, 1997, respectively.

  Combined summarized operating results reported by affiliates follows:

                                                    TWENTY-FOUR WEEKS ENDED
                                                    -----------------------
                                                     JUNE 19,      JUNE 20,
                                                       1998          1997
                                                    -----------   -----------
                                                         (IN MILLIONS)
   Revenues........................................   $       255   $       303
   Operating expenses:
     Cash charges (including interest).............           152           185
     Depreciation and other non-cash charges.......            69            95
                                                      -----------   -----------
   Income (loss) before extraordinary item.........            34            23
   Extraordinary item--forgiveness of debt.........             4            12
                                                      -----------   -----------
       Net income..................................   $        38   $        35
                                                      ===========   ===========

                             HOST MARRIOTT HOTELS

   In the first quarter of 1998, the Company obtained a controlling interest in the partnership that owns the 1,671-room Atlanta Marriott Marquis for approximately $239 million, including $164 million in assumed mortgage debt. The Company previously owned a 1.3% general and limited partnership interest.

   In second quarter of 1998, the Company acquired the partnership that owns the 289-room Park Ridge Marriott in Park Ridge, New Jersey for $24 million. The Company previously owned a 1% managing general partner interest and held a note receivable interest.

6. In the first quarter of 1998, the Company acquired a controlling interest in, and became the managing general partner for, the partnership that owns the 359-room Albany Marriott, the 350-room San Diego Marriott Mission Valley and the 320-room Minneapolis Marriott Southwest for approximately $50 million.

   In the second quarter of 1998, the Company acquired the 397-room Ritz-Carlton, Tysons Corner for $96 million and the 281-room Ritz-Carlton, Phoenix for $75 million. In addition, the Company acquired the 487- room Torrance Marriott near Los Angeles, California for $52 million. Also in the second quarter of 1998, the Company sold the 662-room New York Marriott East Side for approximately $191 million and recorded a pre-tax gain of approximately $40 million. The Company also sold the 191-room Napa Valley Marriott for approximately $21 million and recorded a pre-tax gain of approximately $10 million.

7. In March 1997, Host Marriott purchased 100% of the outstanding bonds secured by a first mortgage on the San Francisco Marriott Hotel. Host Marriott purchased the bonds for $219 million, an $11 million discount to the face value of $230 million. In connection with the redemption and defeasance of the bonds, the Company recognized an extraordinary gain of $5 million, which represents the $11 million discount and the write-off of deferred financing fees, net of taxes.

8. The Company operates in the full-service hotel segment of the lodging industry. The Company's hotels are primarily operated under the Marriott or Ritz-Carlton brands.

   As of June 19, 1998 and June 20, 1997, the Company's foreign operations consist of four full-service hotel properties located in Canada and two full-service hotel properties located in Mexico. There were no intercompany sales between the properties and the Company. The following table presents revenues for each of the geographical areas in which the Company operates (in millions):

                                                       TWENTY-FOUR WEEKS ENDED
                                                     ---------------------------
                                                     JUNE 19, 1998 JUNE 20, 1997
                                                     ------------- -------------
      United States.................................     $689          $508
      International.................................       19            14
                                                         ----          ----
          Total.....................................     $708          $522
                                                         ====          ====

9. In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. The objective of SFAS 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income is the total of net income and all other nonowner changes in equity.

   The Company's only component of other comprehensive income is the right to receive up to 1.4 million shares of Host Marriott Services Corporation's ("HMSC") common stock or an equivalent cash value subsequent to exercise of the options held by certain former and current employees of Marriott International. For the twenty-four weeks ended June 19, 1998, other comprehensive income was $1 million and consisted of the unrealized gain on the appreciation of the HMSC common stock. For the twenty-four weeks ended June 19, 1998, comprehensive income was $94 million. For the twenty-four weeks ended June 20, 1997, other comprehensive income was $3 million. For twenty-four weeks ended June 20, 1997, comprehensive income $40 million. As of June 19, 1998 and January 2, 1998, the Company's accumulated other comprehensive income of approximately $11 million and $10 million, respectively, was included in Investments and Advances from Host Marriott Corporation.

                             HOST MARRIOTT HOTELS

10. The obligation for the Convertible Preferred Securities has been pushed down to these financial statements because it is expected that upon the REIT Conversion the Operating Partnership will assume primary liability for repayment of the convertible debentures of Host Marriott underlying the Convertible Preferred Securities. Upon conversion by a Convertible Preferred Securities holder, the Operating Partnership will purchase common shares from Host Marriott Trust in exchange for a like number of OP Units and distribute the common shares to the Convertible Preferred Securities holder.

     In December 1996, Host Marriott Financial Trust (the "Issuer"), a wholly-owned subsidiary trust of Host Marriott, issued 11 million shares of 6 3/4% convertible quarterly income preferred securities (the "Convertible Preferred Securities"), with a liquidation preference of $50 per share (for a total liquidation amount of $550 million). The Convertible Preferred Securities represent an undivided beneficial interest in the assets of the Issuer. The payment of distributions out of moneys held by the Issuer and payments on liquidation of the Issuer or the redemption of the Convertible Preferred Securities are guaranteed by Host Marriott to the extent the Issuer has funds available therefor. This guarantee, when taken together with Host Marriott obligations under the indenture pursuant to which the Debentures were issued, the Debentures, Host Marriott's obligations under the Trust Agreement and its obligations under the indenture to pay costs, expenses, debts and liabilities of the Issuer (other than with respect to the Convertible Preferred Securities) provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. Proceeds from the issuance of the Convertible Preferred Securities were invested in 6 3/4% Convertible Subordinated Debentures (the "Debentures") due December 2, 2026 issued by Host Marriott. The Issuer exists solely to issue the Convertible Preferred Securities and its own common securities (the "Common Securities") and invest the proceeds therefrom in the Debentures, which is its sole asset. Separate financial statements of the Issuer are not presented because of Host Marriott's guarantee described above; Host Marriott's management has concluded that such financial statements are not material to investors and the Issuer is wholly-owned and essentially has no independent operations.

     Each of the Convertible Preferred Securities is convertible at the option of the holder into shares of Host Marriott common stock at the rate of
     2.6876 shares per Convertible Preferred Security (equivalent to a conversion price of $18.604 per share of Company common stock). The Debentures are convertible at the option of the holders into shares of Host Marriott common stock at the conversion rate of 2.6876 shares for each $50 in principal amount of Debentures. The Issuer will only convert Debentures pursuant to a notice of conversion by a holder of Convertible Preferred Securities. During 1998 and 1997, no shares were converted into common stock.

     Holders of the Convertible Preferred Securities are entitled to receive preferential cumulative cash distributions at an annual rate of 6 3/4% accruing from the original issue date, commencing March 1, 1997, and payable quarterly in arrears thereafter. The distribution rate and the distribution and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest and other payment dates on the Debentures. Host Marriott may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If interest payments on the Debentures are deferred, so too are payments on the Convertible Preferred Securities. Under this circumstance, Host Marriott will not be permitted to declare or pay any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Debentures.

     Subject to certain restrictions, the Convertible Preferred Securities are redeemable at the Issuer's option upon any redemption by Host Marriott of the Debentures after December 2, 1999. Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a default, the Debentures shall be subject to mandatory redemption, from which the proceeds will be applied to redeem Convertible Preferred Securities and Common Securities, together with accrued and unpaid distributions. As part of the Contribution, the Operating Partnership will become an Obligor under the Convertible Preferred Securities.

11. In the second quarter of 1998, on behalf of SLC, Host Marriott prepaid $92 million of 9% unsecured debt provided by Marriott International. Host Marriott now holds a $92 million, 9% note due from SLC. Host Marriott also holds a $14.8 million, 6.375% unsecured note due from SLC which matures in December, 2007. Host Marriott holds a total of approximately $107 million in notes due from SLC which are included as notes and other receivables in the accompanying condensed combined consolidated balance sheet.


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